Exhibit (a)(1)(BBBB)

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

ELAN CORPORATION, PLC,

Plaintiff,

-against-

RP MANAGEMENT, LLC, ECHO PHARMA ACQUISITION LIMITED, RPI US PARTNERS, LP, RPI US PARTNERS II, LP, RPI INTERNATIONAL PARTNERS, LP and RPI INTERNATIONAL PARTNERS II, LP,

Defendants.
1:13-cv-3758 (WHP) (KNF) ELECTRONICALLY FILED

NOTICE OF VOLUNTARY DISMISSAL PURSUANT TO FED. R. CIV. P. 41(a)(1)(A)(i)

Pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(i), Plaintiff Elan Corporation, plc, by and through its undersigned attorneys, hereby voluntarily dismisses the above-referenced action against Defendants RP Management, LLC, Echo Pharma Acquisition Limited, RPI US Partners, LP, RPI US Partners II, LP, RPI International Partners, LP and RPI International Partners II, LP, with prejudice.

Dated:	New York, New York June 10, 2013

CADWALADER, WICKERSHAM & TAFT LLP

By:	/s/ Gregory A. Markel
Gregory A. Markel Martin L. Seidel

One World Financial Center New York, New York 10281 Telephone: (212) 504-6000 Facsimile: (212) 504-6666 gregory.markel@cwt.com martin.seidel@cwt.com

Attorneys for Plaintiff Elan Corporation, plc